Filed Pursuant to Rule 424(b)(5)
Registration No. 333-255104
Prospectus Supplement
(to prospectus dated May 12, 2021)

Riley Exploration Permian, Inc.
Up to $50,000,000
Common Stock
We have entered into an equity distribution agreement with Truist Securities, Inc., Roth Capital Partners, LLC and Janney Montgomery Scott LLC, as sales agents, relating to shares of our common stock, $0.001 par value per share, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock from time to time up to an aggregate offering price of $50,000,000 through the sales agents.
Upon our delivery of a placement notice and subject to the terms and conditions of the equity distribution agreement, the sales agents may sell the common stock by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE American, on any other existing trading market for the common stock or to or through a market maker other than on an exchange. In addition, with our prior written approval, the sales agents may also sell shares of our common stock by any other method permitted by law, including in block trades and privately negotiated transactions. The sales agents are not required to sell any specific number or dollar amount of our common stock, but will use their commercially reasonable efforts, as our sales agents and subject to the terms of the equity distribution agreement, to sell the shares of common stock offered, as instructed by us and applicable state and federal laws, rules and regulations and the rules of the NYSE American. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
We will pay the sales agents a fixed commission, or allow a discount, for their services in acting as sales agents in the sale of common stock equal to up to 3.0% of the gross sales price per share of all shares sold through them as sales agents under the equity distribution agreement. See “Plan of Distribution (Conflicts of Interest)” for information relating to certain expenses of the sales agents to be reimbursed by us.
In connection with the sale of common stock on our behalf, each of the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the sales agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including liabilities under the Securities Act.
The net proceeds we receive from any sales under this prospectus supplement will be the gross proceeds from such sales less the commissions and any other costs we may incur in offering the common stock. See “Use of Proceeds” and “Plan of Distribution (Conflicts of Interest)” for additional information.
Our common stock is listed on the NYSE American under the symbol “REPX.” On August 31, 2023, the last reported sale price of our common stock on the NYSE American was $33.49 per share.
Investing in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your investment. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages S-5 and S-9, respectively, of this prospectus supplement, “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 3 and 4, respectively, of the accompanying base prospectus, along with “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and in the other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for a discussion of the factors you should carefully consider before investing in our common stock.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Truist Securities	Janney Montgomery Scott	Roth Capital Partners
The date of this prospectus supplement is September 1, 2023

PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering of our common stock. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to our common stock or this offering. If the information relating to this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.
You should rely only on the information contained in this prospectus supplement or the accompanying base prospectus, or incorporated by reference herein or therein. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying base prospectus were made solely for the benefit of the parties to such agreement on the date thereof, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein.
Neither we nor the sales agents have authorized anyone to provide you with additional or different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell shares of our common stock, and seeking offers to buy shares of our common stock, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.
We are not, and the sales agents are not, making an offer of our common stock in any jurisdiction where the offer is not permitted.
Unless otherwise indicated or as the context otherwise requires, as used in this prospectus supplement, the words “Riley Permian,” the “Company,” “we,” “us” and “our” refer to Riley Exploration Permian, Inc. and its subsidiaries, and all references to the “accompanying base prospectus” are to the accompanying base prospectus, dated May 12, 2021. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying base prospectus.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information about us and our common stock being offered by this prospectus supplement. This summary is not complete and may not contain all of the information that you should consider prior to investing in our common stock. For a more complete understanding of our Company, you should carefully read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. You should carefully consider the risks of investing in our common stock discussed under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors included in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023.
Company Overview
Riley Permian is a growth-oriented, independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas and natural gas liquids (“NGLs”) in Texas and New Mexico. Our activities are primarily focused on the horizontal development of conventional reservoirs on the Northwest Shelf of the Permian Basin. The majority of our acreage is located on large continuous blocks in Yoakum County, Texas and Eddy County, New Mexico.
Our corporate objective is to build a premier energy company and create and deliver long-term stockholder value by:
•
Steadily growing cash flow from operations through development of our existing assets and continuous improvement of our operating capabilities. We intend to grow our production and reserves through development of our multi-year drilling inventory, which we believe offers economically attractive investment opportunities in the current environment. We believe such growth and corresponding increase in scale can lead to operating cost efficiencies and may further expand margins. Our management, operating and technical teams strive to continually improve our operating capabilities and cost structure, with an objective of reducing per unit costs and enhancing returns. We seek to grow within the limits of conservative capital allocation, often reinvesting less than our operating cash flows.

•
Identifying attractive new opportunities for capital investment. Our business produces one of the most highly demanded and valuable commodities in the world, which society uses across many fundamental aspects of everyday life. We believe investing in oil and natural gas assets continues to represent an attractive opportunity. Concurrently, we acknowledge a growing discussion for decarbonizing economies and the associated potential impacts on our business. We believe opportunities may arise in the oil and natural gas business as capital availability potentially shifts within the industry and from institutional capital sources. Further, we believe it is prudent to monitor the transitioning energy landscape and identify arising investment opportunities in which the Company may have competitive strengths and opportunities.

•
Distributing excess returns to stockholders in the form of dividends. We believe we can often grow production and cash flow in excess of required capital and operating costs. We believe that distributing a meaningful portion of our cash generated by operating activities provides stockholders the combination of a current return and increased certainty for a portion of long-term value. Because the oil and natural gas business is capital intensive, and because we recognize many benefits of growth, management will strive to seek an appropriate balance of reinvesting for growth versus other capital allocation choices, such as reducing debt or returning capital back to stockholders.

New Mexico Field Update
In early July 2023, the Company received notice that the third party processing facility for its producing wells in the Red Lake field in New Mexico would be shut down due to an unexpected maintenance issue. In response to the processing disruption, the Company began shut-in procedures on its impacted wells on July 14, 2023 to forgo flaring until volumes could be processed again. In late July, the Company received notice that the third-party processing facility was operational and brought the shut-in wells back online over a two week period. As of early

August, substantially all of the wells in the Red Lake field have resumed production and the Company resumed operating at or near production levels prior to the disruption. None of the Company’s other wells were impacted by this temporary operational processing disruption.
As a result of this disruption, the Company experienced a reduction in revenues of approximately $5 million. Management does not anticipate significant costs associated with the shut-ins, bringing the wells back online, or damage to the wellbore/reservoir. Additionally, the Company currently anticipates maintaining full-year average production results.
While management does not anticipate further disruptions with respect to its Red Lake field at this time, the Company relies on facilities developed and owned by third parties to store, process, transmit, and sell our oil and natural gas production. Significant shut-in of production or other disruptions for an extended period of time could materially affect the Company’s results of operations. See “Risk Factors” below.
Corporate Information
Our executive offices are located at 29 E. Reno Ave., Suite 500 Oklahoma City, Oklahoma 73104, and the phone number at this address is (405) 415-8699. Our website address is www.rileypermian.com. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC.

THE OFFERING
The summary below describes the principal terms of this offering of shares of our common stock. See “Description of Capital Stock” in the accompanying base prospectus for a more detailed description of the shares of our common stock being offered.
Issuer
Riley Exploration Permian, Inc.
Shares of common stock offered by us
Shares of our common stock having an aggregate offering price of up to $50,000,000
Shares of common stock outstanding after this offering(1)
21,670,346 shares, assuming the sale of $50,000,000 of shares of common stock at $33.49, the last reported sale price of our common stock on August 31, 2023 (1,492,983 shares). The actual number of common shares issued will vary depending on the sales prices under this offering.
Manner of offering
An “at-the-market” offering that may be made from time to time through our sales agents. See “Plan of Distribution (Conflicts of Interest)” on page S-17 of this prospectus supplement for further information.
Use of proceeds
We intend to use the net proceeds from this offering for working capital purposes and other general corporate purposes, including, but not limited to, financing of capital expenditures, repayment or refinancing of outstanding debt, financing acquisitions or investments, financing other business opportunities, and general working capital purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement for further information.
Dividend policy
We anticipate paying quarterly cash dividends on our common stock in amounts determined from time to time by our board of directors. The payment of future dividends, if any, will be determined by our board of directors in light of conditions then existing, including our earnings, financial condition, capital requirements, restrictions in financing agreements, business conditions and other factors. See “Dividend Policy” on page S-12 of this prospectus supplement for further information.
Conflicts of interest
We may use a portion of the net proceeds of this offering to repay indebtedness owed by us to affiliates of Truist Securities, Inc. that are lenders under our revolving credit facility. See “Use of Proceeds.” Because such repayment may constitute 5% or more of the net proceeds of this offering, this offering will be conducted in compliance with the applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. See “Plan of Distribution (Conflicts of Interest)” on page S-17 of this prospectus supplement for further information.
Risk factors
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 in this prospectus supplement and in the documents incorporated herein by reference for a discussion of factors that you should consider carefully before deciding to invest in shares of our common stock.
NYSE American symbol
“REPX.”
(1)
The number of shares to be outstanding after this offering is based on 20,177,363 shares of common stock issued and outstanding as of August 31, 2023, which number includes 498,590 shares of restricted stock issued under our Amended and Restated 2021 Long Term Incentive Plan.

RISK FACTORS
Investing in our common stock involves a high degree of risk. In addition to the risk factors set forth below, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Reports on Form 10-Q for the three months ended March 31, 2023 and June 30, 2023, and other filings we make with the SEC, which are incorporated by reference in this prospectus supplement, and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus prior to making an investment in our common stock. If any of the described risks were actually to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”
The risks described below and those risks described in documents incorporated by reference into this prospectus supplement are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also adversely affect our business operations.
Risks Related to this Offering
If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.
If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of your shares because the price that you pay per share will be substantially greater than the net tangible book value per share. To the extent we raise additional capital by issuing equity securities, you will experience substantial additional dilution.
The market price of our common stock may be volatile, and your investment in our stock could suffer a decline in value.
The prices we receive for our oil, NGL and natural gas production heavily influence our revenue, profitability, access to capital and future rate of growth, and thus affect the market price of our common stock. Oil, NGL and natural gas are commodities, and therefore their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the market for oil, NGL and natural gas has been volatile, and this volatility exhibited a negative trend in recent years. Oil, NGL and natural gas prices will likely continue to be volatile in the future and will depend on numerous factors beyond our control. In addition to these commodity prices, the market price of our common stock could fluctuate significantly due to a number of factors, some of which are beyond our control, including, but not limited to:
•	our operating and financial performance and drilling locations, including reserve estimates;
•	actual or anticipated fluctuations in our quarterly results of operations, and financial indicators, such as net income, cash flow and revenues;
•	sales of our common stock by the Company or other stockholders, or the perception that such sales may occur;
•	our failure to meet revenue, reserves or earnings estimates by research analysts or other investors;
•	the public reaction to our press releases, our other public announcements and our filings with the SEC;
•	strategic actions by our competitors or competition for, among other things, capital, acquisition of reserves, undeveloped land and skilled personnel;
•	publication of research reports about us or the oil and natural gas exploration and production industry generally;
•	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
•	speculation in the press or investment community;
•	the failure of research analysts to cover our common stock;
•	increases in market interest rates or funding rates, which may increase our cost of capital;

•	changes in market valuations of similar companies;
•	changes in accounting principles, policies, guidance, interpretations or standards;
•	additions or departures of key management personnel;
•	actions by our stockholders;
•	commencement or involvement in litigation;
•	general market conditions, including fluctuations in commodity prices;
•	political conditions in oil and natural gas producing regions;
•	domestic and international political, economic, legal and regulatory factors unrelated to our performance; and
•	the realization of any risks described under this “Risk Factors” section and the other risk factors incorporated by reference herein.
Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of our common stock.
In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our business, financial condition, results of operations and reputation.
If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our common stock, the price of our common stock could decline.
The trading market for our common stock relies, in part, on the research and reports that industry or financial analysts publish about us or our business. Equity research analysts may elect not to provide research coverage of our common stock, and such lack of research coverage may adversely affect the market price of our common stock. In the event we do have equity research analyst coverage, we will not have any control over the analysts or the content and opinions included in their reports. The price of our common stock could decline if one or more equity research analysts downgrade our stock or issue other unfavorable commentary or research. If one or more equity research analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease, which in turn could cause our stock price or trading volume to decline.
Future sales or the possibility of future sales of a substantial amount of our common stock could adversely affect the price per share of our common stock and our ability to raise funds in new common stock offerings.
Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of, or pay for acquisitions using, equity securities.
We may issue shares of our common stock or other securities from time to time as consideration for future acquisitions and investments and pursuant to compensation and incentive plans. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those shares of our common stock or other securities issued in connection with any such acquisitions and investments.
We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued in connection with an acquisition or compensation or incentive plan), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, then investors who purchase our common stock in this offering will suffer a dilution of their investment.

Our management has broad discretion in the use of the net proceeds of this offering.
All of the net proceeds from this offering will be used, as determined by management in its sole discretion, as described in “Use of Proceeds.” Our management will have broad discretion over the use and investment of the net proceeds of this offering and there is no assurance that management’s chosen application of proceeds will yield intended results. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds from this offering are being used appropriately. Pending application of the net proceeds as described in “Use of Proceeds,” they might be placed in investments that do not produce income or that lose value.
We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.
Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of our common stock.
It is not possible to predict the aggregate proceeds resulting from sales made under the equity distribution agreement.
Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agents at any time throughout the term of the equity distribution agreement. The number of shares of our common stock that are sold through the sales agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the sales agents in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of common stock sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.
The common stock offered hereby will be sold in “at-the-market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
Risks Relating to Our Operations
Our drilling and production programs may not be able to obtain access on commercially reasonable terms or otherwise to truck transportation, pipelines, gas gathering, transmission, storage and processing facilities to market our oil and natural gas production, certain of which we do not control, and our initiatives to expand our access to midstream and operational infrastructure may be unsuccessful.
The marketing of oil and natural gas production depends in large part on the capacity and availability of pipelines and storage facilities, trucks, gas gathering systems and other transportation, processing and refining facilities. Access to such facilities is, in many respects, beyond our control. If these facilities are unavailable to us on commercially reasonable terms or otherwise (either temporarily or long term), we could be forced to shut in some production or delay or discontinue drilling plans and commercial production following a discovery of hydrocarbons, as was the case in July and August 2023, when our producing wells in the Red Lake field in New Mexico were shut in due to an unexpected maintenance issue with our third party processing plant. We rely (and expect to rely in the future) on facilities developed and owned by third parties in order to store, process, transmit, and sell our oil and natural gas production. Our plans to develop and sell our oil and natural gas reserves, the expected results of our drilling program and our cash flow and results of operations could be materially and adversely affected by the inability or unwillingness of third parties to provide sufficient facilities and services to us on commercially reasonable terms or otherwise. The amount of oil and natural gas that can be produced is subject to limitation in certain circumstances, such as pipeline interruptions due to scheduled and unscheduled maintenance, excessive pressure, damage to the gathering, transportation, refining or processing facilities, or lack of capacity on such facilities. For example, increases in activity in the Permian Basin could contribute to bottlenecks in processing and transportation that may negatively affect our results of operations, and these adverse effects could be disproportionately severe to us compared to our more geographically diverse competitors.
Similarly, the concentration of our assets within a small number of producing formations exposes us to risks, such as changes in field-wide rules, which could adversely affect development activities or production relating to those formations. In addition, in areas where exploration and production activities are increasing, as has been the case in recent years in the Permian Basin, we are subject to increasing competition for drilling rigs, oilfield equipment, services, supplies and qualified personnel, which may lead to periodic shortages or delays. The curtailments arising from these and similar circumstances may last from a few days to several months, and in many cases, we may be provided only limited, if any, notice as to when these circumstances will arise and their duration.
While we have undertaken initiatives to expand our access to midstream and operational infrastructure, these initiatives may be delayed or unsuccessful. As a result, our business, financial condition, and results of operations could be adversely affected.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The statements contained in this prospectus supplement that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward-looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets” or comparable terminology or by discussions of strategy or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.
Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to:
•	fluctuations in the price we receive for our oil, gas, and NGL production, including local market price differentials;
•	cost and availability of gathering, pipeline, refining, transportation and other midstream and downstream activities and our ability to sell oil, gas, and NGLs;
•	severe weather and other risks and lead to a lack of any available markets;
•	our ability to successfully complete mergers, acquisitions and divestitures;
•	risks relating to our operations, including development drilling and testing results and performance of acquired properties and newly drilled wells;
•	any reduction in our borrowing base from time to time and our ability to repay any excess borrowings as a result of such reduction;
•	the impact of our derivative instruments and hedging activities;
•	continuing compliance with the financial covenants contained in our revolving credit facility and in our 10.50% senior unsecured notes due 2028;
•	the loss of certain federal income tax deductions;
•	risks associated with executing our business strategy, including any changes in our strategy;
•	inability to prove up undeveloped acreage and maintain production on leases;
•	the impact of conservation measures, alternative sources of energy and technological advances on the demand for oil, natural gas and NGLs;
•	risks associated with concentration of operations in one major geographic area;
•	deviations from our forecasts and budgets;
•	the ability of the members of the Organization of Petroleum Exporting Countries (“OPEC”) and other oil exporting nations to agree to, adhere to and maintain oil price and production controls;
•	the impact of regulatory initiatives relating to hydraulic fracturing, regulation of greenhouse gases, weatherization, or protection of certain species of wildlife;
•	new or increased taxes or fees on oil and natural gas extraction or production;
•	negative public perception regarding us and/or our industry;

•	the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all);
•	risks related to litigation; and
•	cybersecurity threats, technology system failures and data security issues.
All forward-looking statements speak only as of the date of this prospectus supplement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements regarding new information, future events or otherwise, except as required by applicable securities laws. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus supplement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.
Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and the price and cost assumptions made by our reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ from the quantities of oil and natural gas that are ultimately recovered.

USE OF PROCEEDS
The proceeds from this offering may vary if we choose to raise less than, or are unable to raise up to, the maximum $50,000,000 in gross offering proceeds permitted by this prospectus supplement. The number of shares that we offer and the offering price per share also may vary.
The Company intends to use the net proceeds from this offering for working capital purposes and other general corporate purposes, which may include financing of capital expenditures, repayment or refinancing of outstanding debt, financing acquisitions or investments, financing other business opportunities, and general working capital purposes. However, the timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DIVIDEND POLICY
Since 2021, we have paid and anticipate continuing to pay quarterly cash dividends on our common stock in amounts determined from time to time by our board of directors. The payment of future dividends, if any, will be determined by our board of directors in light of conditions then existing, including our earnings, financial condition, capital requirements, restrictions in financing agreements, business conditions and other factors.
You should read the following discussion of our cash dividend policy in conjunction with the specific assumptions included in this section. You should read “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” for information regarding statements that do not relate strictly to historical or current facts and certain risks inherent in our business.
We expect to pay quarterly dividends on our common stock in amounts determined from time to time by our board of directors. The declaration and payment of any dividends by us will be at the sole discretion of our board of directors, which may change our dividend policy at any time. Our board of directors will take into account:
•	general economic and business conditions;
•	our financial condition and operating results;
•	our free cash flow and current and anticipated cash needs;
•	our capital requirements;
•
legal, tax, regulatory, and contractual (including under our revolving credit facility) restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us; and

•	such other factors as our board of directors may deem relevant.
We do not have a legal obligation to pay dividends at any rate or at all, and there is no guarantee that we will declare or pay quarterly cash dividends to our common stockholders. If we do not have sufficient cash at the end of each quarter, we may, but are under no obligation to, borrow funds to pay the dividends established by our dividend policy to our common stockholders.
The operating and financial restrictions and covenants in our revolving credit facility restrict, and any future financing agreements likely will restrict, our ability to pay dividends, finance future operations or capital needs, or engage, expand, or pursue our business activities. Specifically, our revolving credit facility restricts our ability to pay dividends to our stockholders unless the total net leverage ratio is less than 2.00 to 1.0 or less than 2.50 to 1.0 and the Restricted Payment does not exceed Available Free Cash Flow as of such date, the total revolving credit exposures under the revolving credit facility is equal to or less than 80% of the total revolving commitments, and no default or event of default then exists or would exist upon the payment of the dividend. Our ability to comply with these restrictions and covenants in the future is uncertain and will be affected by the levels of free cash flow and events or circumstances beyond our control, such as a downturn in our business or the economy in general or reduced oil, natural gas and NGL prices. Capitalized terms used above and not defined have the meanings specified in the Company’s credit agreement, as amended.
Furthermore, the amount of dividends we are able to pay in any quarter may be limited by Delaware General Corporation Law, which provides that a Delaware corporation may pay dividends only (i) out of the corporation’s surplus, which is defined as the excess, if any, of net assets (total assets less total liabilities) over capital, or (ii) if there is no surplus, out of the corporation’s net profit for the fiscal year in which the dividend is declared, or the preceding fiscal year.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
General
The following is a general discussion of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of shares of our common stock. This discussion assumes that a holder will hold our common stock issued pursuant to this offering as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s individual circumstances, including (i) any U.S. federal tax laws other than income tax laws, such as gift or estate tax laws, (ii) state, local or non-U.S. tax considerations or (iii) the tax considerations that may apply to certain investors that may be subject to special treatment under the U.S. federal income tax laws, including, without limitation, banks or other financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies or investors therein, brokers, dealers or traders in securities, grantor trusts, taxpayers who have elected mark-to-market accounting, tax-exempt or governmental entities, regulated investment companies, real estate investment trusts, persons liable for the alternative minimum tax, pension plans, former citizens or long-term residents of the United States or persons that will hold or dispose of shares of our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, constructive sale, conversion or other integrated investment or risk reduction transaction. Additionally, the discussion does not consider the tax treatment of entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities such as subchapter S corporations (or investors in such entities or arrangements).
This discussion is based on current provisions of the Code, applicable Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial opinions and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax considerations discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax considerations discussed below or that any position taken by the IRS would not be sustained.
For purposes of this discussion, a “U.S. Holder” is any person or entity that, for U.S. federal income tax purposes, is: (i) a citizen or individual resident of the United States; (ii) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (a) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes. A “Non-U.S. Holder” means a beneficial owner of our common stock that is not a U.S. Holder or a partnership, or other entity treated as a partnership, or disregarded from its owner, each for U.S. federal income tax purposes.
The tax treatment of an entity or arrangement treated as a partnership for U.S. federal income tax purposes (and each partner or other member thereof) generally will depend upon the status and activities of the partnership and such partner or member. An entity or arrangement treated as a partnership considering an investment in shares of our common stock (and any partner or member thereof) should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to the purchase, ownership and disposition of shares of our common stock.
THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK AND IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME OR OTHER TAX LAWS AND ANY APPLICABLE TAX TREATY.

Distributions to U.S. Holders on Shares of Our Common Stock
We plan to make quarterly distributions on our common stock in accordance with our “Dividend Policy” described above. Such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code, and will be includible in income by U.S. Holders and taxable as ordinary income when received. Any portion of a distribution that exceeds our current or accumulated earnings and profits will first be applied to reduce the U.S. Holder’s basis in shares of our common stock, and, to the extent such portion exceeds the U.S. Holder’s basis, the excess will be treated as gain from the disposition of shares of our common stock, the tax treatment of which is discussed below under the heading “Gain on Sale or Other Disposition by U.S. Holders of Shares of Our Common Stock.”
Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. Dividends received by a corporate U.S. Holder may be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.
Gain on Sale or Other Disposition by U.S. Holders of Shares of Our Common Stock
For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of the common stock will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common stock for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.
Distributions to Non-U.S. Holders on Shares of Our Common Stock
We plan to make quarterly distributions on our common stock in accordance with our “Dividend Policy” described above. Such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds our current or accumulated earnings and profits will first be applied to reduce the Non-U.S. Holder’s basis in shares of our common stock, and, to the extent such portion exceeds the Non-U.S. Holder’s basis, the excess will be treated as gain from the disposition of shares of our common stock, the tax treatment of which is discussed below under the heading “Gain on Sale or Other Disposition by Non-U.S. Holders of Shares of Our Common Stock.”
Generally, dividends paid in respect of shares of our common stock to a Non-U.S. Holder will be subject to U.S. withholding tax at a 30% rate, subject to the two following exceptions:
•
Dividends effectively connected with a trade or business of a Non-U.S. Holder within the U.S. (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.) generally will not be subject to withholding if the Non-U.S. Holder complies with applicable IRS certification and disclosure requirements and generally will be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates (in the same manner as a U.S. person) on its U.S. trade or business income. In the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, such effectively connected income also may be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

•
The withholding tax may not apply, or may apply at a reduced rate, under the terms of an applicable tax treaty. Under Treasury Regulations, to obtain a reduced rate of withholding under a tax treaty, a Non-U.S. Holder generally will be required to satisfy applicable certification and other requirements. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Gain on Sale or Other Disposition by Non-U.S. Holders of Shares of Our Common Stock
Except as described in the discussion below under the heading, “Information Reporting and Backup Withholding Tax,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, or other taxable disposition of shares of our common stock, unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and, if subject to an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States;

•
in the case of an individual, the Non-U.S. Holder has been present in the United States for at least 183 days or more in the taxable year of disposition (and certain other conditions are satisfied); or

•
we are or have been a “U.S. real property holding corporation” (“USRPHC”), for U.S. federal income tax purposes (that is, a domestic corporation whose trade or business and real property assets consist primarily of “U.S. real property interests”) at any time during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder’s holding period for its shares of our common stock and, if shares of our common stock are “regularly traded on an established securities market,” the Non-U.S. Holder held, directly or indirectly, at any time during such period, more than 5% of the issued and outstanding common stock.

Income that is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Holder generally will be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. Holder. In addition, if such Non-U.S. Holder is a corporation, such gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).
If an individual Non-U.S. Holder is present in the U.S. for at least 183 days during the taxable year of disposition, the Non-U.S. Holder may be subject to a flat 30% tax on any U.S.-source gain derived from the sale, exchange, or other taxable disposition of shares of our common stock (other than gain effectively connected with a U.S. trade or business), which may be offset by U.S.-source capital losses.
It is likely that we are a USRPHC. As a result, any gain recognized by a Non-U.S. Holder on the sale, exchange, or other taxable disposition of our common stock may be subject to U.S. federal income tax in the same manner as gain recognized by a U.S. Holder (“FIRPTA Tax”). In addition, a Non-US. Holder may under certain circumstances be subject to withholding in an amount equal to 15% of the gross proceeds on the sale or disposition. If the Non-U.S. Holder files a U.S. federal income tax return, any amounts so withheld will generally be credited against, and refunded to the extent in excess of, any FIRPTA Tax such Non-U.S. Holder owes.
However, so long as our common stock is considered to be “regularly traded on an established securities market” (“regularly traded”) at any time during the calendar year, a Non-U.S. Holder generally will not be subject to FIRPTA Tax on any gain recognized on the sale or other disposition of our common stock unless the Non-U.S. Holder owned (actually or constructively) shares of our common stock with a fair market value of more than 5% of the total fair market value of our common stock at any time during the applicable period described in the third bullet point above. No withholding is required under these rules upon a sale or other taxable disposition of our common stock if it is considered to be regularly traded. If, on the other hand, our common stock is not considered to be regularly traded, a Non-U.S. Holder (regardless of the percentage of common stock owned) would be subject to FIRPTA Tax on any gain recognized on the sale or other taxable disposition of our common stock, and withholding on the gross proceeds thereof, regardless of the Non-U.S. Holder’s percentage ownership of our common stock. Non-U.S. Holders should consult their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.
Information Reporting and Backup Withholding Tax
Information returns may be filed with the IRS in connection with distributions on common stock, and the proceeds of a sale or other disposition of common stock. A non-exempt U.S. Holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding. A Non-U.S. Holder generally will not be subject to information reporting or backup withholding with respect to payments of dividends on, or gross proceeds from the disposition of, shares of our common stock that are made within the United States or through certain U.S.-related financial intermediaries, provided that the Non-U.S. Holder satisfies certain conditions and duly certifies as to its non-U.S. status or otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside of the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a U.S. Person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a Non-U.S. Holder’s U.S. federal income tax liability, and a Non-U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and timely furnishing any required information. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them in their particular circumstances.
FATCA Withholding
Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) currently requires withholding at a rate of 30% on certain payments to foreign financial institutions, investment funds and other non-U.S. entities that fail to comply with information reporting and due diligence requirements in respect of their direct and indirect U.S. security holders and/or U.S. accountholders unless a specified exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Such payments would include dividends paid in respect of our common stock. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. The U.S. Treasury recently released proposed Treasury Regulations which, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued. The rules under FATCA are complex.
Prospective Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in shares of our common stock.

PLAN OF DISTRIBUTION
(CONFLICTS OF INTEREST)
We have entered into an equity distribution agreement with Truist Securities, Inc., Roth Capital Partners, LLC and Janney Montgomery Scott LLC, as sales agents, under which we may offer and sell from time to time shares of our common stock having an aggregate gross sales price of up to $50,000,000 of our common stock through the sales agents.
Sales of the common stock, if any, will be made through ordinary brokers’ transactions at market prices by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE American, on any other existing trading market for the common stock, or to or through a market maker other than on an exchange. The sales agents may also sell our common stock hereunder by any other method permitted by law, including in block trades and privately negotiated transactions.
Upon delivery of a placement notice, the sales agents may offer the common stock subject to the terms and conditions of the equity distribution agreement on a daily basis or as otherwise agreed upon by us and the sales agents. We will designate the maximum amount of common stock to be sold through the sales agents on a daily basis or otherwise determine such maximum amount together with the sales agents. Subject to the terms and conditions of the equity distribution agreement, the sales agents will use their commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the sales agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agents may suspend the offering of the common stock being made through the sales agents under the equity distribution agreement upon proper notice to the other party and subject to other conditions.
We will pay the sales agents commissions, in cash, for their services in acting as sales agents in the sale of our common stock. The aggregate compensation payable to the sales agents shall be equal to up to 3.0% of the gross sales price per share of all shares sold through them as sales agents under the equity distribution agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse a portion of the expenses of the sales agents in connection with this offering up to a maximum of $75,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the sales agents under the equity distribution agreement, will be approximately $250,000.
Settlement for sales of common stock will occur on the second trading day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The sales agents will use their commercially reasonable efforts, consistent with their sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the equity distribution agreement. In connection with the sales of the common stock on our behalf, each sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to the sales agents will be deemed to be underwriting commissions or discounts. We have also agreed in the equity distribution agreement to provide indemnification and contribution to the sales agents with respect to certain liabilities, including liabilities under the Securities Act.
The offering of our common stock pursuant to equity distribution agreement will terminate automatically upon the sale of all shares of our common stock subject to the equity distribution agreement or as otherwise permitted therein. We and the sales agents may each terminate the equity distribution agreement at any time upon ten days’ prior written notice.
Any portion of the $50,000,000 included in this prospectus supplement that is not previously sold or included in an active placement notice pursuant to the equity distribution agreement is available for sale in other offerings pursuant to the accompanying base prospectus, and if no shares are sold under the equity distribution agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the accompanying base prospectus.

Our common stock is listed on the NYSE American stock exchange under the trading symbol “REPX.” The transfer agent for our common stock is Continental Stock Transfer & Trust Company.
Conflicts of Interest
An affiliate of Truist Securities, Inc. is a lender under our revolving credit facility and may receive 5% or more of the net proceeds of this offering due to the repayment of borrowings thereunder. The receipt of at least 5% of the net proceeds of this offering by a sales agent (or an affiliate) would be considered a “conflict of interest” under Financial Industry Regulatory Authority (“FINRA”) Rule 5121. As such, this offering is being conducted in compliance with FINRA Rule 5121, which requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(B), the appointment of a qualified independent underwriter is not necessary in connection with this offering as a bona fide public market exists in the shares of common stock, as that term is defined in the rule. See “Use of Proceeds.”
Other Relationships
Some of the sales agents and their affiliates have engaged, and may from time to time in the future engage, in transactions with, and perform services for, us, such as other commercial banking and lending services, including as a future lender under our revolving credit facility, investment banking and financial advisory services, fairness opinions and other similar services, including those that may be provided in connection with any acquisitions or investments we may make, for which they have received, or may in the future receive, customary compensation. Additionally, in the ordinary course of their various business activities, the sales agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

LEGAL MATTERS
The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Holland & Knight LLP, Dallas, Texas and Houston, Texas. Certain legal matters in connection with this offering will be passed upon for the sales agents by Goodwin Procter LLP, New York, New York.
EXPERTS
The consolidated balance sheets of the Company as of December 31, 2022 and 2021, the consolidated statements of operations, changes in members’/shareholders’ equity, and cash flows for the year ended December 31, 2022, the three months ended December 31, 2021, and the year ended September 30, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Pecos Oil & Gas, LLC as of December 31, 2022 and 2021 and for the years then ended incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The information incorporated by reference in this prospectus supplement regarding estimated quantities of reserves of the Company, the future net revenues from those reserves and their present value as of December 31, 2022 is based on the reserve reports prepared by Netherland, Sewell & Associates, Inc., Riley Permian’s independent petroleum engineers. These estimates are incorporated by reference in this prospectus supplement in reliance upon the authority of such firm as an expert in these matters.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a web site, located at www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically. You may also inspect our SEC records at our website at www.rileypermian.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of this prospectus supplement, the accompanying base prospectus or any other report or document we file with or furnish to the SEC.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update and may replace information in this prospectus supplement, until the termination of the offering of the securities described in this prospectus supplement.
The documents listed below and any future filings made by Riley Permian with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding those furnished to the SEC on Form 8-K), including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the registration statement, are incorporated by reference in this prospectus, until the termination of each offering under this prospectus supplement:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 8, 2023;
•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 22, 2023;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, each filed with the SEC on May 10, 2023 and August 7, 2023, respectively;

•
Current Reports on Form 8-K and 8-K/A, as filed with the SEC on February 28, 2023, April 4, 2023, April 24, 2023 and June 20, 2023 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 and related exhibits furnished under Item 9.01); and

•
The description of our securities contained in the Registration Statement on Form 10-SB12G filed August 7, 1997 (File No. 000-29386) and any amendment or report filed with the Commission for the purpose of updating such description.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement. You should direct requests for documents to us at the following address:
Riley Exploration Permian, Inc.
29 E. Reno Avenue, Suite 500
Oklahoma City, OK 73104
Attention: Philip Riley

Prospectus

PROSPECTUS
$250,000,000

Common Stock
Preferred Stock
Riley Exploration Permian, Inc. (the “Company”) and the selling stockholders named in this prospectus may offer up to an aggregate of $250,000,000 of our common stock, par value $0.001 (the “common stock”) and our preferred stock, par value $0.0001 (the “preferred stock,” together with our common stock, our “securities”) from time to time at prices and on terms to be determined at or prior to the time of such offering.
The selling stockholders named in this prospectus and any other selling stockholder that may be identified in any applicable prospectus supplement (the “selling stockholders”) are offering up to 16,721,922 shares of common stock, of the Company issued to the selling stockholders at the closing of the merger (defined below). All of these shares of common stock are being sold by the selling stockholders named in this prospectus, or their respective transferees, pledgees, donees or successors-in-interest. The selling stockholders will receive all proceeds from the sale of the shares of common stock being offered by the selling stockholders in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities. For more information related to the selling stockholders, please read “Selling Stockholders.”
The securities may be offered and sold directly by us or by the selling stockholders through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we or our selling stockholders will offer them will be included in a supplement to this prospectus relating to that offering.
We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.
Our common stock is traded on the NYSE American under the symbol “REPX.” On April 7, 2021, the last reported sales price of our common stock was $25.31 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
The securities offered in this prospectus involve risks. You should carefully consider the risks associated with any investment in our securities that are described in the applicable prospectus supplement and contained in our filings with the SEC as described in “Risk Factors” on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 12, 2021

i

ABOUT THIS PROSPECTUS
Unless the context requires otherwise, references in this prospectus to “Riley Exploration Permian, Inc.,” the “Company,” the “Registrant,” “we,” “us,” “our” and similar terms refer to Riley Exploration Permian, Inc. and its consolidated subsidiaries.
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell the securities described in this prospectus in one or more offerings or resales. In addition, the selling stockholders to be named in a prospectus supplement may sell shares of our common stock from time to time. This prospectus provides a general description of the securities. Each time we or any of the selling stockholders sell any of the securities described herein, we or the selling stockholders may provide a prospectus supplement that will contain specific information about the terms of that offering and may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus that we authorize to be distributed to you and any information incorporated by reference into the foregoing, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before buying any of the securities offered under this prospectus.
You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ABOUT RILEY EXPLORATION PERMIAN, INC.
Overview
We are a capital efficient, independent oil and natural gas company focused on steadily growing its reserves, production and cash flow through the acquisition, exploration, development and production of oil, natural gas, and natural gas liquids, or NGLs, reserves primarily in the Permian Basin. Our objective is to maximize shareholder returns by generating stable free cash flow through steady oil-weighted production growth and industry-leading operating margins.
Our focus is building a premier exploration, development and production company, focusing on opportunities (i) with favorable reservoir and geological characteristics primarily for oil development, (ii) that offer large contiguous acreage positions with significant untapped potential in terms of ultimate recoverable reserves, and (iii) with a high degree of operational control, which allows us to execute its development plan based on projected well performance and commodity price forecasts in order to attempt to grow our cash flow and generate significant equity returns from our capital program. We believe these characteristics enhance its horizontal production capabilities, recoveries and commercial outcomes, which enables us to return capital to our stockholders.
By the nature of our conventional assets’ low-decline profile, we are able to maintain production with minimal capital spend. This allows us to adapt to the market environment more ably and maximize efficient use of capital. Free cash flow generated in excess of maintenance capital expenditures provides us optionality to (i) manage production growth prudently; (ii) maintain our quarterly cash dividend; and (iii) grow both production and cash dividend per share. The amount of dividends we are able to pay in any quarter may be limited by Delaware General Corporation Law and the operating and financial restrictions and covenants in our credit facility.
Our principal executive offices are located at 29 E. Reno Avenue, Suite 500, Oklahoma City, OK 73104, and our telephone number is (405) 415-8699. Our web site can be found at www.rileypermian.com. The information on our web site is not part of this prospectus. We have included our web site address as a factual reference and do not intend it to be an active link to our website.
The Merger
On February 26, 2021 (the “Closing Date”), Riley Exploration Permian, Inc., a Delaware corporation (f/k/a Tengasco, Inc. (“Tengasco”)), consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger (“Merger Agreement”), dated as of October 21, 2020, by and among Tengasco, Antman Sub, LLC, a newly formed Delaware limited liability company and wholly owned subsidiary of Tengasco (“Merger Sub”), and Riley Exploration – Permian, LLC (“REP, LLC”), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of January 20, 2021, by and among Tengasco, Merger Sub and REP, LLC. Pursuant to the terms of the Merger Agreement, a business combination between the Registrant and REP, LLC was effected through the merger of Merger Sub with and into REP, LLC, with REP, LLC surviving as the surviving company and as a wholly-owned subsidiary of the Registrant (collectively, with the other transactions described in the Merger Agreement, the “merger”). On the Closing Date, the Registrant changed its name from Tengasco, Inc. to Riley Exploration Permian, Inc. Our organizational structure includes wholly-owned consolidated subsidiaries through which our operations are conducted, including without limitation, REP, LLC and Riley Permian Operating Company, LLC.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as information included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, as incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus and the documents incorporated by reference herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. Although we believe the expectations reflected in such forward-looking statements are reasonable, such expectations may not occur. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled “Risk Factors” included herein (or to be included in any prospectus supplement) and in our 2020 Annual Report on Form 10-K, and those factors summarized below, as well as similar information incorporated by reference herein:
•	fluctuations in the price we receive for our oil, gas, and NGL production, including local market price differentials;
•
the impact of the COVID-19 pandemic, including reduced demand for oil and natural gas, economic slowdown, governmental and societal actions taken in response to the COVID-19 pandemic, and stay-at-home orders or illness that may cause interruptions to our operations;

•
cost and availability of gathering, pipeline, refining, transportation and other midstream and downstream activities and our ability to sell oil, gas, and NGLs, which may be negatively impacted by the COVID-19 pandemic;

•	severe weather and other risks and lead to a lack of any available markets;
•	risks related to our recently completed merger, including challenges associated with integrating operations and diversion of management’s attention to merger-related issues;
•	our ability to successfully complete mergers, acquisitions and divestitures;
•	risks relating to our operations, including development drilling and testing results and performance of acquired properties and newly drilled wells;
•	any reduction in our borrowing base from time to time and our ability to repay any excess borrowings as a result of such reduction;
•	the impact of our derivative instruments and hedging activities;
•	continuing compliance with the financial covenant contained in our amended and restated credit agreement;
•	the loss of certain federal income tax deductions;
•	risks associated with executing our business strategy, including any changes in our strategy;
•	inability to prove up undeveloped acreage and maintaining production on leases;
•	risks associated with concentration of operations in one major geographic area;
•	deviations from our forecasts and budgets, including our 2021 capital expenditure budget;
•	the ability of the members of the Organization of Petroleum Exporting Countries (“OPEC”) and other oil exporting nations to agree to, adhere to and maintain oil price and production controls;
•
legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions, and disposal of produced water, which may be negatively impacted by the recent change in Presidential administration or legislatures;

•
the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be negatively impacted by the impact of COVID-19 restrictions on regulatory employees who process and approve permits, other approvals and rights-of-way and which may be restricted by new Presidential and Secretarial orders and regulation and legislation;

•	risks related to litigation; and
•	cybersecurity threats, technology system failures and data security issues.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a web site, located at www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically. You may also inspect our SEC records at our website at www.rileypermian.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of this prospectus or any other report or document we file with or furnish to the SEC.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update and may replace information in this prospectus and information previously deemed to be “filed” with the SEC.
The documents listed below and any future filings made by Riley Exploration Permian, Inc. with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding those furnished to the SEC on Form 8-K), including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the registration statement, are incorporated by reference in this prospectus, until the termination of each offering under this prospectus:
1.
The description of Registrant’s securities contained in the Registration Statement on Form 10-SB filed August 8, 1997 (File No. 000-29386) and any amendment or report filed with the Commission for the purpose of updating such description;

2.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 29, 2021;
3.
Current Reports on Form 8-K, as filed with the SEC on January 22, 2021, February 16, 2021, February 18, 2021, February 25, 2021, March 4, 2021, March 4, 2021, March 5, 2021, March 15, 2021 and April 7, 2021; and

4.	All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in 3 above.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address: Riley Exploration Permian, Inc., 29 E. Reno Avenue, Suite 500, Oklahoma City, OK 73104, Attn: Philip Riley.

USE OF PROCEEDS
Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:
•	funding working capital requirements;
•	capital expenditures;
•	repayment or refinancing of indebtedness;
•	strategic acquisitions;
•	general corporate purposes; and
•	repurchases and redemptions of securities.
Pending the application of such proceeds, we may invest the proceeds in short-term marketable securities or money market obligations.
The actual application of proceeds from the sale of any particular offering of our securities using this prospectus will be determined at the time of such offering and will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon, among other factors, our funding requirements and the availability and cost of other funds.
We will not receive any proceeds from the sale by selling stockholders of our common stock. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities.

SELLING STOCKHOLDERS
This prospectus covers the offering for resale from time to time of up to 16,721,922 shares of our common stock owned by the selling stockholders listed in the third column of the “Selling Stockholders” table below. In connection with the consummation of our merger, we assumed the obligation to register these shares pursuant to the second amended and restated registration rights agreement dated as of October 7, 2020 (the “Registration Rights Agreement”). We are fulfilling the registration rights granted under the Registration Rights agreement by registering the 16,721,922 shares of our common stock covered by this prospectus. Throughout this prospectus, when we refer to the selling stockholders in this prospectus we are referring to the holders of registration rights under the Registration Rights Agreement and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. See “Description of Capital Stock - Registration Rights” for additional information regarding the Registration Rights Agreement. The selling stockholders will have the right to sell, resell or otherwise dispose of the portion of their shares registered hereunder in a manner contemplated by “Plan of Distribution” in this prospectus (as amended or supplemented).
We may supplement this prospectus from time to time in the future to update or change this list of selling stockholders and the number of shares of common stock that may be offered and sold by them. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders.
We will bear all costs, fees and expenses incurred in connection with the registration of the common stock offered by this prospectus, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of the common stock, which will be borne by the selling stockholders.
The information contained in the table below in respect of the selling stockholders (including the number of shares of common stock beneficially owned and the number of shares of common stock offered) has been obtained from the selling stockholders and has not been independently verified by us.
The information set forth in the following table regarding the beneficial ownership after resale of the shares of common stock is based upon the assumption that the selling stockholders will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. Except as described in the footnotes to the following table, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the person named below.
	Shares of Common Stock beneficially owned prior to the offering		Shares of Common Stock to Be Offered	Shares of Common Stock beneficially owned after the offering
Selling Stockholder	Number	Percentage(2)	Number(3)	Number	Percentage(2)
Riley Exploration Group, LLC(4)	4,677,410	25.95%	4,677,410	—	—
Yorktown Energy Partners IX, LP(5)	1,784,113	9.90%	1,784,113	—	—
Boomer Petroleum, LLC(6)	3,537,404	19.63%	3,537,404	—	—
Dernick Encore, LLC	634,672	3.52%	634,672	—	—
Bluescape Riley Exploration Holdings, LLC(7)	5,221,767	28.98%	5,221,767	—	—
Stephen Harry Dernick Trust	241,977	1.34%	241,977	—	—
David Dwight Dernick Trust	241,977	1.34%	241,977	—	—
Bobby D. Riley(1)(8)	287,673	1.60%	137,247	—	—
Dennis W. Bartoskwitz	33,378	*	33,378	—	—
Alan C. Buckner	18,511	*	18,511	—	—
Robert Gary Dernick Trust	14,079	*	14,079	—	—
Christopher M. Bearrow	688	*	688	—	—
Kevin Riley(1)(9)	167,164	*	77,134	—	—
James J. Doherty, Jr.(1)(10)	85,372	*	65,767	—	—
Jeffrey Gutman(11)	25,443	*	25,443	—	—
Corey Riley(1)(12)	57,380	*	6,941	—	—
Michael Palmer(1)(13)	20,392	*	3,414	—	—
	17,049,400		16,721,922
*	Represents less than 1%.
(1)	Includes shares of restricted common stock issued pursuant to the Riley Exploration Permian, Inc. 2021 Long Term Incentive Plan that are subject to vesting and certain other restrictions.
(2)
Percentage of beneficial ownership is based upon 18,021,522 shares of common stock outstanding as of April 7, 2021, which includes 239,158 shares of restricted stock. Because the selling stockholders are not obligated to sell any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number or percentage of shares of our common stock that will be held by the selling stockholders upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(3)
Represents the number of shares being registered on behalf of the selling stockholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by such selling stockholder.

(4)
Certain investment funds managed by Yorktown Partners own an aggregate of approximately 94% of Riley Exploration Group, LLC. The address of Riley Exploration Group, LLC is 29 E. Reno, Suite 500, Oklahoma City, Oklahoma 73104.

(5)
Yorktown XI Company LP is the sole general partner of Yorktown Energy Partners XI, L.P. Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. The managers of Yorktown XI Associates LLC, who act by majority approval, are Bryan H. Lawrence, one of the Company’s directors, W. Howard Keenan, Jr., Peter A. Leidel, Tomás R. LaCosta, Robert A. Signorino, Bryan R. Lawrence and James C. Crain. As a result, Yorktown XI Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Company common stock owned by Yorktown Energy Partners XI, L.P. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the Company common stock held by Yorktown Energy Partners XI, L.P. in excess of their pecuniary interest therein. The managers of Yorktown XI Associates LLC disclaim beneficial ownership of the Company common stock to be held by Yorktown Energy Partners XI, L.P. The address of such funds is 410 Park Avenue, 19th Floor, New York, New York 10022.

(6)
Boomer Petroleum, LLC is a Delaware limited liability company that is owned 50% by Texel Resources Inc., a Canadian corporation, and 50% by Balmon California, Inc., a California corporation. The President of Boomer Petroleum, LLC is Alvin Libin, a former director of Riley Exploration Group, LLC. The address of Boomer Petroleum, LLC is 3200 255 5th Avenue SW, Calgary, Alberta, Canada T2P 3G6.
(7)
Bluescape Riley Exploration Holdings LLC is a Delaware limited liability company and beneficially owns Company common stock. Philip Riley, currently the Company’s Executive Vice President - Strategy and formerly a director of REP, LLC, was also an investment manager for Bluescape Riley Exploration Holdings LLC. The address Bluescape Riley Exploration Holdings LLC and mailing address of each listed beneficial owner is 200 Crescent Court, Suite 1900, Dallas, Texas 75201.

(8)	Bobby D. Riley, the Company’s current Chairman of the Board and Chief Executive Officers, has sole voting and investment power over the shares.
(9)	Kevin Riley, the Company’s current President, has sole voting and investment power over the shares.
(10)	James J. Doherty, Jr., formerly the Company’s Executive Vice President – Engineering, has sole voting and investment power over the shares.
(11)	Jeffrey Gutman, formerly the Company’s Chief Financial Officer, has sole voting and investment power over the shares.
(12)	Corey Riley, the Company’s current Executive Vice President – Business Intelligence, has sole voting and investment power over the shares.
(13)	Michael Palmer, the Company’s current Executive Vice President – Land, has sole voting and investment power over the shares.
Each time a selling shareholder sells any securities offered by this prospectus, such selling shareholder is required to provide you with this prospectus and, to the extent not described in this prospectus, a related prospectus supplement containing specific information about such selling shareholder and the terms of securities being offered in the manner required by the Securities Act. The prospectus supplement, if required, will set forth the following information with respect to the applicable selling shareholder:
•	the name of the applicable selling shareholder;
•	the nature of any position, office or other material relationship that such selling shareholder has had within the last three years with us, our predecessors or any of our affiliates;
•	the number of shares of common stock owned by such selling shareholder prior to the offering;
•	the amount of common stock to be offered for such selling unitholder’s account; and
•	the amount and (if one percent or more) the percentage of common stock to be beneficially owned by such selling shareholder after the completion of the offering.
No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time the applicable selling shareholder offers or sells common stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION
We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:
•	directly to purchasers;
•	through agents;
•	through underwriters;
•	through dealers; and
•	through a combination of any of these methods or any other method permitted by applicable law.
We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we utilize any underwriters in the sale of our securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the applicable prospectus supplement, which will be used by the underwriters to make resales of our securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we utilize a dealer in the sale of our securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
Agents could make sales in privately negotiated transactions and/or by any other method permitted by law, including sales deemed to be “at-the-market” offerings as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE American, the existing trading market for our securities, or sales made to or through a market maker other than on an exchange.
To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis.
During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.
The place and time of delivery for our securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

Sales by Selling Stockholders
This prospectus may also be used by selling shareholders that will in the future be identified in an applicable prospectus supplement in connection with resales, from time to time in one or more offerings, of our common stock held by such selling stockholders as described in the applicable prospectus supplement. The applicable prospectus supplement will identify such selling stockholders, the terms of offering of common stock and any material relationships we have with the selling stockholders. The selling stockholders may include certain of our affiliates. Selling stockholders may be deemed to be underwriters under the Securities Act in connection with our common stock they resell and any profits on such sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise provided in an applicable prospectus supplement, the selling stockholders will receive all the proceeds from the sale of their common stock. We may pay all expenses incurred with respect to the registration of the common stock owned by such other selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The following is a description of our capital stock and a summary of the rights of our stockholders. This description and summary is not complete, and you should also refer to our first amended and restated certificate of incorporation (“certificate of incorporation”) and second amended and restated bylaws (“bylaws”), which are incorporated by reference in and to this prospectus.
General
The Company’s authorized capital stock consists of an aggregate of 265 million (265,000,000) shares, including:
•	240 million (240,000,000) shares of common stock, par value $.001 per share; and
•	25 million (25,000,000) shares of preferred stock, par value $.0001 per share.
As of April 7, 2021, there were 18,021,521 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (“DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable.
The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.
Preferred Stock
Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, covering up to an aggregate of 25,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
This summary of the undesignated preferred stock discusses terms and conditions that we expect may apply to any series of the preferred stock that may be offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

We expect the prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus to include some or all of the following terms:
•	the designation of the series of preferred stock;
•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•
the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the circumstances in which dividends shall be cumulative;

•	the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;
•	the redemption rights and price or prices, if any, for the shares of preferred stock;
•	the terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;
•	any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;
•	any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our certificate of incorporation;
•
whether the shares of preferred stock will be convertible into shares of our common stock or any other class of our capital stock, and, if convertible, the conversion price or prices, and any adjustment or other terms and conditions upon which the conversion shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our certificate of incorporation;
•	any listing of the preferred stock on any securities exchange; and
•	the federal income tax considerations applicable to the preferred stock.
Subject to our certificate of incorporation and to any limitations imposed by any then outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as our board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.
Registration Rights
In connection with our merger, we have assumed the obligations under REP, LLC’s second amended and restated registration rights agreement (the “Registration Rights Agreement”) executed by and among REP, LLC and its former members. See “Selling Stockholders” above for further information. The Registration Rights Agreement provides for customary rights for these parties to demand that the Company file a resale shelf registration statement and certain piggyback rights with respect to registrable securities held by such parties. These registrable securities include the Company’s common stock that was issued to these stockholders in the merger. Pursuant to the terms of the Registration Rights Agreement, 16,721,922 shares of our common stock are registrable under the Registration Rights Agreement.
Subject to certain limitations described below, the Company has agreed no later than 60 days following the merger to prepare and file a registration statement registering the offer and sale of the selling stockholders’ registrable securities. Subject to certain limitations in the Registration Rights Agreement, parties to the agreement holding more than 15% of the then-currently registrable securities under the agreement can require the Company to participate in a firm underwritten resale of the securities; provided that the Company will not be obligated to participate in more than two such underwritten resales per year.

Subject to certain exceptions, if at any time the Company proposes to register an offering of equity securities or conduct an underwritten offering, whether or not for its own account, then the Company must notify the stockholders that are a party to the Registration Rights Agreement of such proposal to allow them to include a specified number of their registrable securities in that registration statement or underwritten offering, as applicable.
These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and the Company’s right to suspend use of a prospectus under a registration statement under certain circumstances, including if the Company is pursuing a bona fide material acquisition, merger, reorganization, disposition or other similar transaction and the Company’s board of managers determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the registration statement (and such disclosure is then-required therein by applicable law, rule or regulation to permit offers and sales thereunder), the Company has experienced some other material non-public event the disclosure of which in the registration statement at such time, in the good faith judgment of the Company’s board, would materially and adversely affect the combined company (and such disclosure therein is then-required by applicable law, rule or regulation to permit offers and sales thereunder), or the combined company’s board shall have determined in good faith, upon the advice of counsel, that it is required by law, rule or regulation to file a post-effective amendment to such registration statement to reflect certain updated information of the type described in the Registration Rights Agreement. The Registration Rights Agreement provides certain time limitations on how long such delays may be implemented. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law
Some provisions of Delaware law contain, and our certificate of incorporation and our bylaws contain, provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE American, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We have elected to not be subject to the provisions of Section 203 of the DGCL in our certificate of incorporation.

Our Certificate of Incorporation and Our Bylaws
Provisions of our certificate of incorporation and our bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our securities.
Among other things, our certificate of incorporation and bylaws include the following provisions:
•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders.

These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws will specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;
•
provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;
•
provide that, at any time after (i) certain investment funds managed by Yorktown Partners LLC (“Yorktown”), (ii) Boomer Petroleum, LLC (“Boomer”), (iii) Bluescape Riley Exploration Acquisition, LLC (“BREA”), (iv) Bluescape Riley Exploration Holdings, LLC (“BREH” and together with BREA, “Bluescape”), and their respective affiliates, no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•	provide that our bylaws can be amended by the board of directors;
•
provide that, at any time after Yorktown, Boomer, Bluescape and their respective affiliates no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series (prior to such time, such actions may be taken without a meeting by written consent of holders of common stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting);

•
provide that, at any time after Yorktown, Boomer, Bluescape and their respective affiliates no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock (prior to such time, our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of a majority of our then outstanding common stock);

•
provide that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, Yorktown, Boomer, Bluescape, or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities;

•
provide that, at any time after Yorktown, Boomer, Bluescape, and their respective affiliates, no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, special meetings of our stockholders may only be called by the board of directors, the chief executive officer, the chairman of the board, or the board (prior to such time, a special meeting may also be called at the request of stockholders holding a majority of the outstanding stock entitled to vote); and

•
provide that, at any time after Yorktown, Boomer, Bluescape, and their respective affiliates, no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, the affirmative vote of the holders of at least two-thirds of the voting power of all then-outstanding common stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office and such removal may only be for cause (prior to such time, directors may be removed either with or without cause by the affirmative vote of holders of a majority of our outstanding stock entitled to vote).

Forum Selection
Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;
•	any action asserting a claim against us arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or
•
any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our certificate of incorporation also provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for any stockholder to bring a complaint asserting a cause of action under the Securities Act or the Exchange Act.
Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our certificate of incorporation is inapplicable or unenforceable.
Listing
Our common stock is listed and traded on the NYSE American under the symbol “REPX.”
Transfer Agent and Registrar
The transfer agent and registrar for our securities is Continental Stock Transfer & Trust Company with a mailing address of 1 State Street, 30th Floor, New York, NY 10004-1561 and with a phone number of (212) 509-4000.

LEGAL MATTERS
In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by di Santo Law PLLC and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Riley Exploration (f/k/a Tengasco, Inc.) as of December 31, 2020 and 2019 and for the years then ended incorporated by reference in this prospectus have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion), which is incorporated by reference herein. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.
The information incorporated by reference in this prospectus regarding estimated quantities of reserves of TGC, the future net revenues from those reserves and their present value as of December 31, 2020 is based on the reserve reports prepared by LaRoche Petroleum Consultants, Ltd, or LaRoche, TGC’s independent petroleum engineers. These estimates are incorporated by reference in this prospectus in reliance upon the authority of such firm as an expert in these matters.
The consolidated financial statements of Riley Exploration – Permian, LLC as of September 30, 2020 and 2019 and for each of the three years in the period ended September 30, 2020 incorporated by reference in this Prospectus and in the Registration Statement have been incorporated in reliance on the report of BDO USA LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The information incorporated by reference in this prospectus regarding estimated quantities of reserves of Riley Exploration Permian, LLC, the future net revenues from those reserves and their present value as of September 30, 2020 is based on the reserve reports prepared by Netherland, Sewell & Associates, Inc., or NSAI, REP’s independent petroleum engineers. These estimates are incorporated by reference in this prospectus in reliance upon the authority of such firm as an expert in these matters.

Riley Exploration Permian, Inc.

Up to $50,000,000
Common Stock
Prospectus Supplement
Truist Securities
Janney Montgomery Scott
Roth Capital Partners
September 1, 2023